UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 9, 2009
CRAFTMADE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	000-26667 (Commission File No.)	75-2057054 (IRS Employer Identification No.)

650 South Royal Lane, Suite 100, Coppell, Texas (Address of principal executive offices)	75019 (Zip Code)
Registrant’s telephone number, including area code: (972) 393-3800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
     On June 9, 2009, the Board of Directors of Craftmade International, Inc. (the “Company”) voted to amend its existing Rights Agreement dated as of June 23, 1999 by and between the Company and Computershare Trust Company, N.A., as successor to Harris Trust and Savings Bank. The Rights Agreement was amended to, among other things, (i) extend the term of the Rights Agreement to June 23, 2014, (ii) delete the definition of “Exempt Person,” (iii) appoint Computershare Trust Company, N.A. as the successor rights agent and (iv) update the addresses for notices sent pursuant to the Rights Agreement.
     The Amendment No. 1 to the Rights Agreement dated as of June 9, 2009 is attached hereto as Exhibit 4.1, and is incorporated in its entirety herein by reference.
Item 3.03. Material Modification to Rights of Security Holders.
     The information contained in Item 1.01 above is incorporated by reference into this Item 3.03.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On June 9, 2009, the Board of Directors adopted and approved amended and restated bylaws of the Company (the “Amended and Restated Bylaws”) to add an orderly process for stockholders (a) to propose business or nominations for the election of directors to be considered at annual or special meetings (“advance notice” provisions) and (b) to request a record date for stockholder action by written consent as well as to update certain ministerial items therein. The provisions of the Amended and Restated Bylaws are effective immediately.
     The advance notice provisions require stockholders to provide advance notice of stockholder proposals or nominations of directors at an annual meeting, and such advance notice must be delivered to the principal executive office of the Company not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting, subject to certain exceptions. With respect to special meetings, the advance notice provisions require stockholders to provide advance notice of stockholder proposals or nominations of directors at a special meeting, and such advance notice must be delivered to the principal executive office of the Company not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the date of such special meeting subject to certain exceptions. In addition, the advance notice provisions require a stockholder who submits a nomination or other proposal to disclose, among other things, information about the interests that the stockholder has related to the Company and its common stock, including interests arising from derivative securities, voting arrangements, understandings or other relationships with the stockholder submitting the nomination or proposal; and with respect to a proposal other than a nomination, a brief description of the business desired to be brought before the meeting, the reasons for such business and the material interests of the stockholder in such business, as well as information about any agreements, arrangements or understandings the stockholder may have with other stockholders of the Company relating to the proposal of other business. These required disclosures are referred to in this Current Report on Form 8-K as the “Additional Disclosures.” A stockholder who submits a nomination or proposal is required to update certain information previously disclosed as of the record date for the stockholders’ meeting.
     As a result of the advance notice provisions, stockholders must provide written notice of director nominations or other proposals intended to be brought before the 2009 annual meeting of stockholders of the Company, and such notice must be received by the Company not earlier than the close of business on July 28, 2009 nor later than the close of business on August 27, 2009.

     Under the Amended and Restated Bylaws, any stockholder wishing to take action by written consent must first submit to the Company a request that the Board fix a record date for determining the stockholders entitled to take such action. In connection with this request, the amendments require that the stockholder’s request include (i) a brief description of the proposed actions to be taken, the reasons for such actions and the material interests of the stockholder in such actions and (ii) disclosures substantially similar to the Additional Disclosures. Each stockholder who submitted a request for a record date is required to update certain information previously disclosed as of the record date for determining stockholders entitled to act by written consent.
     The summary herein is qualified in its entirety by reference to the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
3.1	Amended and Restated Bylaws.

4.1	Amendment No. 1 to Rights Agreement dated June 9. 2009 between the Company and Computershare Trust Company, N.A. (incorporated by reference to the Form 8-A/A filed by the Company with the SEC on June 15, 2009).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CRAFTMADE INTERNATIONAL, INC.
Date: June 15, 2009	By:	/s/ J. Marcus Scrudder
		Name:	J. Marcus Scrudder
		Title:	Chief Executive Officer

INDEX TO EXHIBITS

3.1	Amended and Restated Bylaws.

4.1	Amendment No. 1 to Rights Agreement dated as of June 9, 2009 by and between Craftmade International, Inc. and ComputerShare Investor Services, LLC (incorporated by reference to the Form 8-A/A filed by the Company with the SEC on June 15, 2009).